UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2025

ASPEN TECHNOLOGY, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41400	87-3100817
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Crosby Drive
Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 221-6400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AZPN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

As previously reported in the Current Report on Form 8-K filed on January 27, 2025, with the U.S. Securities and Exchange Commission (the “SEC”), Aspen Technology, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger, dated as of January 26, 2025 (the “Merger Agreement”), with Emerson Electric Co., a Missouri corporation (“Parent”) and Emersub CXV, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”). All capitalized terms used herein and not otherwise defined have the meanings given to such terms in the Merger Agreement.

Pursuant to the Merger Agreement, on February 10, 2025, Purchaser commenced a cash tender offer (the “Offer”) to purchase all of the outstanding shares of common stock of the Company, par value $0.0001 per share (the “Shares”), at a price of $265.00 per share (the “Offer Price”), net to the seller in cash, without interest, and subject to any withholding of taxes, upon the terms and subject to the conditions set forth in the Merger Agreement.

At 5:00 p.m., Eastern Time, on March 11, 2025 (the “Expiration Time”), the Offer expired and was not further extended. Equiniti Trust Company, LLC (“Equiniti”), the depository and paying agent for the Offer, advised Purchaser that, as of the Expiration Time, a total of 19,479,909 Shares (including 1,859,751 Shares tendered in the Offer that have not yet been “received” by the “depository,” as such terms are defined in Section 251(h)(6) of the General Corporation Law of the State of Delaware (the “DGCL”)) were validly tendered and not properly withdrawn pursuant to the Offer, representing approximately 72% of the Shares issued and outstanding as of the expiration of the Offer, excluding, for the purposes of calculating the total number of Shares outstanding, Shares owned by Parent and its subsidiaries, Parent’s and its subsidiaries’ directors and officers, and the Company’s directors and officers. The number of Shares tendered satisfied the Unaffiliated Tender Condition (as defined in the Merger Agreement). As the Unaffiliated Tender Condition and each of the other conditions of the Offer were satisfied, on March 11, 2025, Purchaser accepted for payment the Shares that were validly tendered and not properly withdrawn pursuant to the Offer prior to the Expiration Time. Parent has transmitted payment for such Shares to Equiniti, which will disburse the Offer Price to tendering Company stockholders whose Shares have been accepted for payment in accordance with the terms of the Offer.

Following consummation of the Offer, on March 12, 2025, Parent completed its acquisition of the Company pursuant to the terms of the Merger Agreement through the merger of Purchaser with and into the Company, and without a meeting of stockholders of the Company in accordance with Section 251(h) of the DGCL, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”).

In the Merger, each Share issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) that was not tendered and accepted pursuant to the Offer (other than Shares held by the Company, Parent, Purchaser, or any of their respective wholly owned subsidiaries and Shares as to which appraisal rights have been properly exercised and perfected in accordance with applicable law) was canceled and converted into the right to receive the Offer Price in cash, without interest, and subject to any withholding of taxes. At the Effective Time, each outstanding and unexercised Company stock option, whether vested or unvested, that had an exercise price less than the Offer Price was automatically canceled and converted into the right to receive (without interest) an amount in cash, subject to applicable withholding, equal to the product of (i) the excess of the Offer Price over the applicable exercise price and (ii) the total number of Shares subject to such Company stock option as of immediately prior to the Effective Time. At the Effective Time, each Company stock option that had an exercise price equal to or greater than the Offer Price was canceled for no consideration. At the Effective Time, each Company restricted stock unit and performance stock unit (a) that vested (and, in the case of a Company performance stock unit, was earned) at or prior to the Effective Time or (b) that was held by a non-employee director of the Company (whether vested or unvested), was automatically canceled and converted into the right to receive (without interest) an amount in cash, subject to applicable withholding equal to the product of (i) the Offer Price and (ii) the total number of Shares subject to such Company restricted stock unit or performance stock unit as of immediately prior to the Effective Time. At the Effective Time, each other Company restricted stock unit and performance stock unit that was outstanding and unvested as of immediately prior to the Effective Time and held by a continuing employee of the Company or an actively engaged non-employee consultant of the Company was assumed by Parent and converted into an award of Parent restricted stock units with respect to shares of Parent. The number of shares of Parent applicable to each such Parent restricted stock unit is equal to the product of (a) the number of Shares underlying such Company restricted stock unit or performance stock unit immediately prior to the Effective Time (in the case of Company performance stock units, based on target performance) and (b) the Equity Award Exchange Ratio (as defined in the Merger Agreement), rounded down to the nearest whole number of shares of Parent. Each Parent restricted stock unit shall be subject to the same terms and conditions (including vesting schedule, other than performance-based vesting conditions) as applied to the corresponding Company restricted stock unit or performance stock unit immediately prior to the Effective Time.

The foregoing description of the Offer, the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 27, 2025, and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On March 12, 2025, as required by the Merger Agreement, in connection with the consummation of the Merger and effective as of the Effective Time, the Company terminated the Company 2022 Employee Stock Purchase Plan.

Additionally, following the Effective Time, the Stockholders Agreement, dated as of May 16, 2022, among the Company, Parent and EMR Worldwide, Inc., automatically terminated as a result of Parent’s 100% ownership of Company Securities (as defined therein).

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosures under the Introductory Note of this Current Report on Form 8-K are incorporated herein by reference.
Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosures under the Introductory Note are incorporated herein by reference.

On March 11, 2025, the Company (i) notified the Nasdaq Stock Market LLC (“Nasdaq”) of the anticipated consummation of the Merger and (ii) requested that Nasdaq (A) halt trading of the Shares and (B) following the Effective Time, file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company also intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act, requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act. As a result, the Shares will no longer be listed on Nasdaq.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosures under the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The disclosures under the Introductory Note, Item 5.02 and Item 5.03 of this Current Report on Form 8-K are incorporated herein by reference.

Upon the Effective Time, the Company became a wholly owned subsidiary of Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, as of the Effective Time, the directors of Purchaser at the Effective Time became the directors of the Surviving Corporation. The directors of Purchaser at the Effective Time were Vincent M. Servello, James H. Thomasson and John A. Sperino. As of the Effective Time, Antonio J. Pietri, Robert M. Whelan, Jr., Patrick M. Antkowiak, Thomas F. Bogan, Karen M. Golz, David J. Henshall, Ram R. Krishnan and Arlen R. Shenkman each ceased to be directors of the Company and members of any committee of the Company’s board of directors. These departures were not a result of any disagreement between the Company and the directors on any matter relating to the Company’s operations, policies or practices.

In accordance with the terms of the Merger Agreement, each officer of Purchaser at the Effective Time became an officer of the Surviving Corporation effective as of the Effective Time. The officers of Purchaser immediately prior to the Effective Time were Vincent M. Servello as President, James H. Thomasson as Vice President and Treasurer, John A. Sperino as Vice President and Secretary and Christopher J. Cassulo as Assistant Treasurer. Effective immediately following completion of the Merger, all of the incumbent officers of the Company, as of immediately prior to the effectiveness of the Merger, ceased to be officers of the Company.

Biographical and other information regarding the new directors and officers of the Surviving Corporation has been previously disclosed in Schedule A of the Offer to Purchase filed as Exhibit (a)(1)(i) to the Tender Offer Statement on Schedule TO filed by Parent and Purchaser with the SEC on February 10, 2025, as subsequently amended, which is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s amended and restated certificate of incorporation, as in effect immediately prior to the Effective Time, was amended and restated in its entirety as set forth on Exhibit A to the Merger Agreement (the “Amended and Restated Certificate of Incorporation”). In addition, pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s amended and restated bylaws, as in effect immediately prior to the Effective Time, were amended and restated in their entirety as set forth on Exhibit B to the Merger Agreement (the “Amended and Restated Bylaws”).

Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated as of January 26, 2025, among Aspen Technology, Inc., Emerson Electric Co. and Emersub CXV, Inc. (incorporated by reference to Form 8-K filed by the Company on January 27, 2025).*

3.1	Amended and Restated Certificate of Incorporation of Aspen Technology, Inc., dated March 12, 2025.**
3.2	Amended and Restated Bylaws of Aspen Technology, Inc., dated March 12, 2025.**
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant will furnish copies of any such schedules and attachments to the SEC upon request.

** Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aspen Technology, Inc.

By:	/s/ Vincent M. Servello
	Name:	Vincent M. Servello
	Title:	President

Dated: March 12, 2025